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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant    ☐

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☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Alderwoods Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALDERWOODS GROUP, INC.
311 Elm Street, Suite 1000
Cincinnati, Ohio 45202-2706

Notice of Annual Meeting of Stockholders
To be held on May 4, 2004

TO OUR STOCKHOLDERS:

        The Annual Meeting of Stockholders of Alderwoods Group, Inc. (the "Company") will be held at the NASDAQ MarketSite, 4 Times Square, 2nd Floor, New York, New York 10036 at 10:00 a.m. (Eastern Daylight Time) on Tuesday, the 4th day of May, 2004, for the following purposes:

1.
to elect nine Directors for terms of office as more particularly described in the accompanying Proxy Statement;

2.
to consider and act on a proposal to ratify the selection of KPMG LLP as independent auditors for the 2004 fiscal year, which ends January 1, 2005; and

3.
to act on such other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

        Stockholders of record at the close of business on March 8, 2004 will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please mark, date and sign the enclosed form of proxy promptly and return it in the envelope provided for that purpose.

        DATED at Cincinnati, Ohio, the 25th day of March, 2004.

BY ORDER OF THE BOARD OF DIRECTORS
Ellen Neeman Senior Vice President, Legal & Compliance, Corporate Secretary

ALDERWOODS GROUP, INC.
311 Elm Street, Suite 1000
Cincinnati, Ohio 45202-2706

Proxy Statement

In connection with the Annual Meeting of Stockholders
to be held on May 4, 2004

Dated as of March 25, 2004

        THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE BOARD OF DIRECTORS OF ALDERWOODS GROUP, INC. (THE "COMPANY") OF PROXIES TO BE USED AT THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") to be held at the NASDAQ MarketSite, 4 Times Square, 2nd Floor, New York, New York 10036 at 10:00 a.m. (Eastern Daylight Time) on Tuesday, the 4th day of May, 2004, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders ("Notice of Meeting").

        This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about March 26, 2004. A copy of the Annual Report to Stockholders of the Company for the fiscal year ended January 3, 2004, including the consolidated financial statements, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Meeting.

        Stockholders of record at the close of business on March 8, 2004 are entitled to receive the Notice of Meeting and to vote at the Meeting. As of the close of business on March 8, 2004, there were 39,993,507 shares of common stock, par value of $0.01 per share (the "Common Stock"), of the Company outstanding and entitled to vote at the Meeting.

        Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

        At the Meeting, in accordance with Delaware law and the Company's Bylaws, the inspectors of election appointed by the Board of Directors for the Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and the Company's Bylaws, the holders of a majority of the issued and outstanding Common Stock entitled to vote at the Meeting, present in person or represented by proxy at the Meeting, will constitute a quorum for the Meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Meeting. Such inspectors will also treat broker non-votes as "present" for purposes of determining whether a quorum has been achieved at the Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner returns a proxy or attends the Meeting but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        The total cost of solicitation of proxies will be borne by the Company. The solicitation of proxies is being made initially by mail. Directors, officers and other employees of the Company may solicit proxies in person, by telephone, by mail or other means, but they will not be specifically compensated for these services. Brokers, banks and other persons will be reimbursed by the Company for expenses they incur in forwarding proxy material to obtain voting instructions from beneficial stockholders. The Company also has hired Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies. The Company has agreed to pay Georgeson Shareholder Communications, Inc. $7,000 plus customary out-of-pocket expenses for these services.

APPOINTMENT AND REVOCATION OF PROXIES

        The persons named as proxy holders (the "designated persons") in the enclosed form of proxy were designated by the Board of Directors of the Company. A STOCKHOLDER DESIRING TO APPOINT ANOTHER PERSON (WHICH MAY BE A COMPANY) TO REPRESENT HIM OR HER AT THE MEETING MAY DO SO BY STRIKING OUT THE PRINTED NAMES AND INSERTING THE NAME OF SUCH OTHER PERSON AND, IF DESIRED, AN ALTERNATE TO SUCH PERSON (NEITHER OF WHOM NEED BE A STOCKHOLDER). To be counted, Wells Fargo Shareowner Services must receive the completed form of proxy by mail not later than Monday, May 3, 2004, at 5:00 p.m. (Eastern Daylight Time) at P.O. Box 64873, Saint Paul, Minnesota 558164-9397 to the attention of Shareowner Services.

        A proxy will not be valid unless it is dated and signed by the stockholder who is giving it or by that stockholder's attorney-in-fact duly authorized by that stockholder in writing or, in the case of a stockholder that is a corporation, dated and executed under its corporate seal or by any duly authorized officer of, or attorney-in-fact for, the corporation. If a form of proxy is executed by an attorney-in-fact for an individual stockholder or joint stockholders or by an officer of, or attorney-in-fact for, a corporate stockholder not under its corporate seal, the instrument so empowering the officer or attorney-in-fact, as the case may be, or a notarial copy thereof, must accompany the form of proxy.

        A stockholder who has given a proxy may revoke it at any time, before it is exercised, by an instrument in writing (which may either revoke the proxy or appoint another proxy) signed by that stockholder or by that stockholder's attorney-in-fact duly authorized by that stockholder in writing or, in the case of a stockholder that is a corporation, executed under its corporate seal or by a duly authorized officer of, or attorney-in-fact for, the corporation. If such instrument is executed by an attorney-in-fact for an individual stockholder or joint stockholders or by an officer of, or attorney-in-fact for, a corporate stockholder not under its corporate seal, the instrument so empowering the officer or attorney-in-fact, as the case may be, or a notarial copy thereof, must accompany the form of proxy. Revocations must be delivered either to: (1) the Secretary of the Company at the principal executive offices of the Company at 311 Elm Street, Suite 1000, Cincinnati, Ohio, 45020-2706 at any time prior to 5:00 p.m. (Eastern Daylight Time) on May 3, 2004 or, if the meeting is adjourned or postponed, up to and including the last business day immediately preceding any reconvening thereof; or (2) the Secretary of the Company at the Meeting prior to the vote on matters covered by the proxy on the day of the Meeting or, if adjourned or postponed, any reconvening thereof. Attendance at the Meeting and participation in a vote by a stockholder will automatically revoke the proxy. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING OF PROXIES AND EXERCISE OF DISCRETION BY PROXY HOLDERS

        If the enclosed form of proxy is dated and signed, the designated persons in the enclosed form of proxy will vote for or against, or will withhold or abstain from voting, as the case may be, the shares in respect of which they are appointed in accordance with the direction of the stockholders appointing them. IN THE ABSENCE OF AN INDICATION OF VOTING INSTRUCTIONS, IT IS INTENDED THAT SHARES COVERED BY PROPERLY SIGNED PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE FORM OF PROXY, FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY, AND AS RECOMMENDED BY THE BOARD OF DIRECTORS WITH REGARD TO ANY OTHER MATTER. HOWEVER, IF NO RECOMMENDATION IS GIVEN BY THE BOARD, SHARES COVERED BY PROPERLY SIGNED PROXIES WILL BE VOTED IN THE DESIGNATED PERSON'S OWN DISCRETION. The accompanying form of proxy confers discretionary authority upon the designated persons with respect to amendments or variations to any matters identified in the Notice of Meeting and with respect to other matters that may properly come before the Meeting. As of the date of this Proxy Statement, management of the Company knew of no such amendments, variations or other matters to come before the Meeting.

        Your vote is important. Therefore, stockholders are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy in the enclosed business reply envelope.

REQUIRED VOTES

        As of March 8, 2004, the record date, 39,993,507 shares of Common Stock of the Company were issued and outstanding. A stockholder is entitled to one vote for each share of common stock owned by that stockholder.

        On voting for Directors to be elected at the Meeting, in accordance with Delaware law and the Company's Bylaws, the nine nominees receiving the highest number of votes will be elected. Where no instructions with respect to the election of Directors are received from a customer, a broker that is subject to the rules of the NASDAQ is nonetheless entitled to vote such customer's shares of Common Stock. If your shares are held in "street name," your broker has limited discretion to vote your shares without your instructions and could vote your shares with respect to the election of Directors.

        In accordance with Delaware law and the Company's Bylaws, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting, entitled to vote on the matter and actually voted on the matter will be required to pass any other matter properly brought before the Meeting.

        Abstentions and broker non-votes will be included in determining whether a quorum is present. However, abstentions and broker non-votes will have no effect on the outcome of the vote for the election of directors or any other matter properly brought before the Meeting.

        To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

        Nine Directors are to be elected at the Meeting, each for a term expiring at the Annual Meeting of Stockholders to be held in 2005 and until their successors are elected and qualified. Each of the nominees named below was elected a Director at the Annual Meeting of Stockholders held in 2003.

        Although the Board does not contemplate that any nominee will be unable or unwilling to serve, if such situation arises, the proxies that do not withhold authority to vote for Directors will be voted for a substitute nominee(s) chosen by the Board. Proxies cannot be voted on the election of Directors for a greater number of persons than nine, which is the number of nominees named herein.

Information Regarding Director Nominees

Name	Age at March 8, 2004	Office Held	Principal Occupation (If Different from Office Held)	Director Since
JOHN S. LACEY	60	Chairman of the Board and Director		2002
PAUL A. HOUSTON	55	President, Chief Executive Officer and Director		2002
LLOYD E. CAMPBELL	46	Director	Managing Director, Rothschild Inc.	2002
ANTHONY G. EAMES	60	Director	President and Chief Executive Officer of A.G. Eames Consulting	2002
CHARLES M. ELSON	44	Director	Professor of Corporate Governance, University of Delaware; Of Counsel to Holland & Knight LLP	2002
DAVID R. HILTY	35	Director	Managing Director, Houlihan Lokey Howard & Zukin	2002
OLIVIA F. KIRTLEY	53	Director	Certified Public Accountant and Business Consultant	2002
WILLIAM R. RIEDL	63	Director	Retired	2002
W. MACDONALD SNOW, JR.	64	Director	Retired	2002

        John S. Lacey became the Chairman of the Board of the Company on January 2, 2002. From January 1999 to January 2002, Mr. Lacey was the Chairman of the Board of Directors of The Loewen Group Inc., a former affiliate of the Company ("Loewen Group"). In December 1998, Mr. Lacey became a director of Loewen Group. From July 1998 to November 1998, Mr. Lacey was President and Chief Executive Officer of The Oshawa Group Ltd., a marketer of food and pharmaceutical products, in Toronto, Ontario. From November 1996 to July 1998, Mr. Lacey was President and Chief Executive Officer of WIC Western International Communications, Inc., a private broadcaster, in Vancouver, British Columbia, Canada. Mr. Lacey is also a director of Telus Corporation, Cancer Care Ontario and Canadian Tire Corporation, Limited.

        Paul A. Houston became a Director, President and Chief Executive Officer of the Company on January 2, 2002. From December 1999 to January 2002, Mr. Houston was President and Chief Executive Officer of Loewen Group and President of Loewen Group International, Inc., the Company's predecessor (the "Predecessor Company"). Additionally, Mr. Houston served as a director of Loewen Group from June 1999 to January 2002.

From August 1996 to October 1999, Mr. Houston was President and Chief Executive Officer of Scott's Restaurants Inc., a quick service food company. Mr. Houston is also a director of CFM Corporation.

        Lloyd E. Campbell became a Director of the Company on January 2, 2002. Mr. Campbell became the Managing Director and Group Head of the Private Placement Group at Rothschild Inc., an investment bank, in June 2001. Prior to joining Rothschild, Mr. Campbell was a Managing Director and Head of the Private Finance Group at Credit Suisse First Boston, an investment bank. He is also a director of Spartech Corporation and the Arts & Business Council.

        Anthony G. Eames became a Director of the Company on January 2, 2002. Mr. Eames has been the President and Chief Executive Officer of A.G. Eames Consulting since January 2001. From 1987 to 2001, Mr. Eames served as the President and Chief Executive Officer of Coca-Cola Ltd., the Canadian subsidiary of The Coca-Cola Company, a manufacturer, distributor and marketer of soft drink concentrates and syrups.

        Charles M. Elson became a Director of the Company on January 2, 2002. Mr. Elson has been the Edgar S. Woolard, Jr. Chair in Corporate Governance and the Director of the Weinberg Center for Corporate Governance at the University of Delaware since August 2000, and Of Counsel to Holland & Knight LLP, a law firm, since May 1995. From 1990 until 2001, Mr. Elson was Professor of Law at Stetson University College of Law. Mr. Elson is also a director of Autozone, Inc. and Nuevo Energy Company.

        David R. Hilty became a Director of the Company on January 2, 2002. Mr. Hilty has served in various capacities with the investment bank of Houlihan Lokey Howard & Zukin since 1990, becoming a Vice President in 1997, Senior Vice President in 1999 and a Director in 2000. He is currently a Managing Director and the Co-Head of Financial Restructuring of Houlihan Lokey Howard & Zukin in New York. Mr. Hilty is also a director of Cypress Financial Holdings Corp.

        Olivia F. Kirtley became a Director of the Company on January 2, 2002. Ms. Kirtley is a Certified Public Accountant and Business Consultant. From 1998 to 1999, Ms. Kirtley served as Chair of the Board for the American Institute of Certified Public Accountants. From 1991 to 2000, Ms. Kirtley held the positions of Vice President and Chief Financial Officer of Vermont American Corporation, an international manufacturer and marketer of power tool accessories. Ms. Kirtley also serves as a director of Lancer Corporation, Res-Care, Inc. and Papa John's International, Inc.

        William R. Riedl became a Director of the Company on January 2, 2002. From December 1998 to January 2002, Mr. Riedl was a director of Loewen Group. From April 1991 until September 1991, Mr. Riedl was the Chief Financial Officer of Fairvest Securities Corporation, a stock brokerage firm that specialized in matters of corporate governance and shareholder rights, and from October 1991 until his retirement in December 2000, Mr. Riedl served as the President, Chief Executive Officer and Chairman of the Board of Fairvest Securities Corporation.

        W. MacDonald Snow, Jr. became a Director of the Company on January 2, 2002. Mr. Snow held various positions with Prudential Insurance Company of America, a securities broker and investment advisor, from 1964 until his retirement in 1996, becoming Chief Credit Policy Officer and Chief of Staff, Private Placement Group in 1991 and Strategic Planning Officer in 1994.

THE BOARD, COMMITTEES OF THE BOARD
AND DIRECTOR COMPENSATION

Corporate Governance

        Our senior management, under the direction of our Board, manages the Company's business. The Board operates within a comprehensive plan of corporate governance and has adopted, and periodically reviews, policies and procedures to guide it in the discharge of its oversight responsibilities.

        In 2003, the Board adopted Corporate Governance Principles (the "Principles") to assist the Board in the exercise of its responsibilities and in serving the best interests of the Company and its stockholders. The Principles provide guidance to the Board in discharging its responsibilities with respect to various matters, including the composition and selection of Board and Committee members, Board operations and succession and management development. The Principles also incorporate NASDAQ requirements and Securities and Exchange Commission ("SEC") rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. In addition, the Company's Code of Business Conduct and Ethics (the "Code"), which applies to all directors and employees of the Company, including the senior executive and financial officers of the Company and its subsidiaries, and the charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee were also revised in 2003 to respond to the Company's ongoing commitment to ensure that its corporate governance practices are continually aligned with current trends and compliant with both NASDAQ and SEC requirements.

        A copy of the Audit Committee Charter is attached as Annex A to this Proxy Statement, and a copy of the Principles is attached as Annex B to this Proxy Statement. In addition, copies of the Principles, the Code and the charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are available on our website at www.alderwoods.com in the Corporate Governance section of the Investor Relations page. Copies of these documents are also available free of charge upon written request to the Company's Secretary.

        Stockholders may communicate with the Board or any individual Director by mail, with the envelope containing the communication addressed as follows: Alderwoods Group, Inc., Attention: Corporate Secretary (Board Communication or name of individual Director, as applicable), 311 Elm Street, Suite 1000, Cincinnati, Ohio 45202-2706. Any stockholder communications so addressed will be delivered unopened to the Chairman of the Board, if addressed to the Board, or to the Director to whom it was addressed. The Chairman of the Board will relay to the full Board communications addressed to the Board.

        Board members are expected to expend reasonable efforts to attend Annual Meetings of Stockholders of the Company. Each of the Board members attended the Annual Meeting of Stockholders held in 2003.

Determinations Regarding Director Independence and Audit Committee Financial Expert

        The Board has determined that each of the following individuals meets the independence standards of the Principles and the independence standards of NASDAQ Rule 4200(a)(15): Lloyd E. Campbell, Anthony G. Eames, Charles M. Elson, David R. Hilty, Olivia F. Kirtley, William R. Riedl and W. MacDonald Snow, Jr. In addition, the Board has determined that each member of the three standing committees of the Board meets the independence requirements applicable to those committees as set forth in the NASDAQ Rules. Furthermore, the Board has determined that at least one of the Audit Committee members, Ms. Kirtley, satisfies the SEC's criteria to serve as the "audit committee financial expert."

Board and Committee Meetings and Committees of the Board

        Meeting Attendance.    The Board held six meetings during fiscal 2003, five of which were in-person meetings and one of which was a telephonic meeting. The Board's policy is to conduct its specific oversight tasks through committees, with the objective of freeing the Board as a whole to focus on strategic oversight and matters that by law or custom require the attention of the full Board. The standing committees of the Board are the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. In fiscal 2003, each incumbent Director attended at least 92% of the total number of meetings held by the Board of Directors and by the respective Committees on which he or she served during his or her tenure.

        Audit Committee.    The Audit Committee is established for the purpose of assisting the Board in fulfilling its duties and responsibilities with respect to the accounting and financial reporting practices of the Company and the audits of the financial statements of the Company. The Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and monitors the Company's financial reporting process and systems of internal controls. It also is responsible for the appointment, compensation and retention of the independent auditor and oversees the independence and performance of the Company's independent auditor (including oversight of the audit of the Company's financial statements) and oversees the performance of the internal auditing function. In addition, the Audit Committee provides an avenue of communication between the Board, the independent auditor, financial management and the internal auditor. During fiscal 2003, the members of this Committee were Olivia F. Kirtley (Chair), Charles M. Elson, David R. Hilty and W. Macdonald Snow, Jr. The Audit Committee held six meetings during fiscal 2003.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board in the identification, recruitment and selection of individuals qualified to become Board members and recommends to the Board nominees to stand for election as Directors at each Annual Meeting of Stockholders. In addition, this Committee makes recommendations regarding the composition of committees of the Board (including which member should chair each committee), monitors significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies, developed and recommended to the Board the Principles, and will periodically develop and recommend appropriate modifications or amendments to those Principles, and monitors compliance with the Code, and periodically assesses the adequacy of, and will periodically recommend for the Board's approval appropriate changes to, the Code. During fiscal 2003, the members of this Committee were William R. Riedl (Chair), Lloyd E. Campbell and Charles M. Elson. The Nominating and Corporate Governance Committee held three meetings during fiscal 2003.

        By complying with the advance notice provisions relating to nominations of directors contained in the Company's Bylaws, a stockholder may nominate an individual for election as a Director at an Annual Meeting of Stockholders. Although stockholders should refer to the Company's Bylaws for the specific requirements, the advance notice provisions include a requirement that the stockholder's written notice must be received by the Company not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's Annual Meeting of Stockholders, unless the date of the Annual Meeting of Stockholders is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year's Annual Meeting of Stockholders, in which case notice must be received not later than the later of 90 calendar days prior to such meeting or the 10th calendar day following the day on which public announcement of such meeting date is first made. The notice generally must set forth or include: (1) the name and address of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (2) a representation that the stockholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (3) the class and number of shares owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (4) a description of all arrangements or understandings between or among any of (a) the stockholder giving notice, (b) the beneficial owner on whose behalf the notice is given, (c) each nominee, and (d) any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the stockholder giving the notice; (5) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; (6) the signed consent of each nominee to serve as a Director if so elected; and (7) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares required to elect such nominee.

        The Nominating and Corporate Governance Committee will consider the receipt of a notice in compliance with the advance notice provisions of the Company's Bylaws to be a suggestion by the stockholder that the nominee specified in the notice be considered for recommendation by the Committee to the Board for nomination for election as a Director.

        Although the Nominating and Corporate Governance Committee has not adopted any specific, minimum qualifications that nominees must meet to be recommended by the Committee, the Nominating and Corporate Governance Committee believes that each Director should possess the qualities set forth in the Principles attached as Annex B to this Proxy Statement. In addition, the Nominating and Corporate Governance Committee believes the Board as a whole should possess the core competencies listed in the Principles.

        The Nominating and Corporate Governance Committee identifies and considers nominees for Director through recommendations by Board members and senior management, as well as those received from stockholders in accordance with the advance notice procedures. In evaluating a candidate, whether or not recommended by a stockholder, the Committee considers the candidate's qualification as "independent," the candidate's depth of experience, the candidate's availability, the balance of business interest and experience of the other candidates, and the need for any required expertise on the Board or one of its committees. In evaluating whether an incumbent Director should be nominated for re-election, the Nominating and Corporate Governance Committee uses these same factors, as well as considering the incumbent Director's performance as a Board member. The Committee also consults with the Chairman of the Board and the Chief Executive Officer in conducting this process.

        The Nominating and Corporate Governance Committee intends to review its policy with respect to the identification and evaluation of candidates for Director from time to time and may modify the policy in light of changes to applicable legal or listing standards, as well as changes in the Company's development and needs.

        Compensation Committee.    The Compensation Committee assists the Board in connection with establishing the compensation of the Company's Directors and officers and succession planning for executive officers of the Company. In this regard, the Compensation Committee reviews and approves the Company's executive compensation policies. Specifically, the Compensation Committee reviews and approves the total compensation package for the Chairman of the Board, the President and Chief Executive Officer and the Company's other executive officers. During fiscal 2003, the members of this Committee were Anthony G. Eames (Chair), Lloyd E. Campbell, David R. Hilty and W. MacDonald Snow, Jr. The Compensation Committee held five meetings in fiscal 2003.

Director Compensation and Other Payments

        For fiscal 2003, each Director of the Company who is not an employee of the Company or any of its subsidiaries ("Outside Directors") received an annual base retainer of $30,000. In addition, with respect to Board and committee meetings, each Outside Director received $1,500 for each meeting attended in person (other than members of the Audit Committee, who received $1,800 for each meeting of the Audit Committee attended in person held on or after July 17, 2003) and $250 for each meeting attended by telephone. The chair of the Compensation Committee and the chair of the Governance and Nominating Committee received an additional $5,000 as part of their annual base retainer, and the chair of the Audit Committee received an additional $7,500 as part of her annual base retainer.

        For fiscal 2004, each Outside Director will be paid an annual base retainer of $32,000. In addition, with respect to Board and committees meetings, each Outside Director will receive $2,000 for each meeting attended in person (other than members of the Audit Committee, who will receive $2,300 for each meeting of the Audit Committee attended in person) and $500 for each meeting attended by telephone. The chair of the Compensation Committee and the chair of the Governance and Nominating Committee will receive an additional $7,500 as part of their respective annual base retainer, and the chair of the Audit Committee will receive an additional $15,000 as part of her annual base retainer.

        Pursuant to the Company's Director Compensation Plan (the "Director Compensation Plan"), each Outside Director has the option of receiving his or her annual base retainer and attendance fees in cash, Common Stock or a combination thereof. Furthermore, each participant in the Director Compensation Plan may elect to have Common Stock paid in the form of deferred Common Stock ("Deferred Stock"), which will be credited to a booking account in the name of the participant. The Deferred Stock is subject to a deferral period during which the participant has no right to transfer any rights under his or her Deferred Stock and has no other rights of ownership therein.

        Members of the Board of Directors who are also employees of the Company or any of its subsidiaries do not receive any additional compensation for service on the Board. Therefore, during 2003, Messrs. Houston and Lacey received no cash compensation for serving as Directors.

        All Directors are reimbursed for their reasonable travel expenses for attending meetings of the Board and its Committees.

        In fiscal 2003, Messrs. Campbell, Eames, Elson, Hilty, Riedl and Snow and Ms. Kirtley each received options to purchase 20,000 shares of the Company's Common Stock. The exercise price of each option was $3.65, the closing price of the Common Stock on March 26, 2003, the date of grant. Each option grant becomes exercisable in cumulative installments with respect to 25% on each of March 26, 2004 and March 26, 2005 and with respect to the remaining 50% March 26, 2006. The options expire on March 26, 2013.

AUDIT COMMITTEE REPORT

        The Audit Committee's primary purpose is to assist the Board in fulfilling its duties and responsibilities with respect to the accounting and financial reporting practices of the Company and the audits of the financial statements of the Company. The Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and monitors the Company's financial reporting process and systems of internal controls. It also is responsible for the appointment, compensation and retention of the independent auditor and oversees the independence and performance of the Company's independent auditor (including oversight of the audit of the Company's financial statements) and oversees the performance of the internal auditing function. In addition, the Audit Committee provides an avenue of communication between the Board, the independent auditor, financial management and the internal auditor. Each member of the Committee is independent as defined by the NASDAQ requirements. The Committee reviews and assesses the adequacy of its Charter annually and recommends any proposed changes to the Board for approval. A copy of the Audit Committee Charter is attached to this Proxy Statement as Annex A.

        In fulfilling its obligations, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 3, 2004 with management of the Company and KPMG LLP, the Company's independent auditor for fiscal 2003. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, Communication with Audit Committees), and by SEC Rule 2-07 of Regulation S-X; received and reviewed the written disclosures and the letter from the Company's independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and has discussed with the independent auditors their independence.

        Based on the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended January 3, 2004 be included in the Company's Annual Report on Form 10-K for the 2003 fiscal year for filing with the SEC.

AUDIT COMMITTEE:
Olivia F. Kirtley, Chair Charles M. Elson David R. Hilty W. MacDonald Snow, Jr.

EXECUTIVE COMPENSATION

        The discussion contained in this section sets forth compensation earned during each of the last three fiscal years by the person who served as the Company's Chief Executive Officer during fiscal 2003 and the Company's four most highly compensated executive officers, other than the person who served as Chief Executive Officer, who served as executive officers of the Company at the end of fiscal 2003 (collectively, the "Named Executive Officers").

Summary Compensation Table (1)

Long-Term Compensation
Awards
Annual Compensation
Securities Underlying Options (#)
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(2)	Other Annual Compensation ($)			All Other Compensation ($)
John S. Lacey Chairman of the Board	2003 2002 2001	505,000 507,809 531,924	(3)	505,000 3,153,223 —	19,966 17,976 16,383	(4) (5) (6)	945,000 745,000 —	— — —
Paul A. Houston President and Chief Executive Officer	2003 2002 2001	665,000 646,473 554,743		665,000 1,658,611 436,852	19,976 17,866 16,705	(7) (8) (9)	995,000 795,000 —	5,173 4,299 4,359	(10) (10) (11)
Kenneth A. Sloan (12) Executive Vice President, Chief Financial Officer	2003 2002 2001	288,727 274,302 232,144		285,860 270,005 29,485	12,296 9,018 4,656	(13) (14) (15)	345,000 195,000 —	5,173 4,299 4,359	(10) (10) (11)
Ross S. Caradonna (16) Executive Vice President, Chief Information Officer	2003 2002 2001	205,231 54,273 —		204,536 120,793 —	12,436 2,209 —	(17) (18)	225,000 75,000 —	5,173 1,396 —	(10) (10)
Ellen Neeman (19) Senior Vice President, Legal & Compliance, Corporate Secretary	2003 2002 2001	136,797 59,528 —		103,367 10,000 —	8,420 3,323 —	(20) (21)	60,000 30,000 —	4,104 1,587 —	(10) (10)

(1)
The employment agreements of the Named Executive Officers, other than Ms. Neeman, reflect compensation amounts in U.S. dollars; the letter agreement regarding Ms. Neeman's employment reflects compensation amounts in Canadian dollars. Actual payments under all employment agreements are made to the Named Executive Officers in Canadian dollars; payments under the employment agreements reflecting compensation amounts in U.S. dollars are made periodically in Canadian dollars at then-applicable exchange rates. Amounts shown in this compensation table for fiscal year 2003 reflect the U.S. dollar compensation amounts specified in the respective employment agreements of the Named Executive Officers, other than Ms. Neeman, and amounts shown for fiscal years 2002 and 2001 for each of the Named Executive Officers other than Ms. Neeman reflect the Canadian dollar amounts actually paid to such named Executive Officer, converted to their equivalent value in U.S. dollars using an exchange rate of $1 US = $1.57 Canadian and $1 US = $1.54 Canadian, respectively. Amounts shown in this compensation table for Ms. Neeman reflect the Canadian dollar payment amounts converted to their equivalent value in U.S. dollars using exchange rates of $1 US = $1.40 Canadian and $1 US = $1.57 Canadian for 2003 and 2002, respectively. The amounts set forth in this compensation table for the Named Executive Officers other than Ms. Neeman for 2002 and 2001 differ from those reflected in their respective employment agreements because payments under the employment agreements reflecting compensation in U.S. dollars are made periodically in Canadian dollars at then-applicable exchange rates and, for each such year, the amounts shown were converted based on the total Canadian dollar amounts actually paid converted to U.S. dollars based on a single exchange rate. Compensation for 2001 was earned with Loewen Group.

(2)
Bonuses shown for 2003 were earned in that fiscal year, but paid in the following fiscal year. The 2002 bonuses for Messrs. Lacey, Houston and Sloan consist of bonuses paid pursuant to the Key Employee Retention Program of Loewen Group and discretionary bonuses earned for 2002 but paid in the following year. The bonuses paid pursuant to the Key Employee Retention Program of Loewen Group represent a percentage of annual salary, ranging from 10% to 50%. For Messrs. Lacey and Houston, the amounts were paid 100% in cash. For Mr. Sloan, the bonus paid under the Key Employee Retention Program was paid 50% in cash and 50% in Common Stock. In 2002, Mr. Sloan received his bonuses in two payments. The first, representing one-third of the amount payable, was made in February 2002 and the second, representing the remaining two-thirds of the award, was made in July 2002. In 2002, the Common Stock received by Mr. Sloan was valued at its fair market value in February 2002 at $13.23 per share. The Common Stock received by Mr. Sloan in the July 2002 payment continued to be valued at $13.23 per share, although the fair market value of the Common Stock at the time of the second payment was $7.15 per share. Mr. Caradonna's bonus for 2002 consists of sign-on compensation, which he received upon joining the Company, and a discretionary bonus earned for 2002 but paid in the following year. Ms. Neeman's bonus for 2002 consists of a discretionary bonus earned for 2002 but paid in the following year.

(3)
The annual salary for Mr. Lacey in 2001 also includes the annual director retainer and meeting fees in the amount of $38,000.

(4)
Consists of car allowance ($12,000), reimbursement for taxes on car allowance ($2,897), club membership ($2,500) and maximum allowance for executive health reimbursement ($2,569).

(5)
Consists of car allowance ($12,172), reimbursement for taxes on car allowance ($2,348), club membership ($2,536) and executive health reimbursement ($920).

(6)
Consists of car allowance ($11,625), reimbursement for taxes on car allowance ($1,450), club membership ($2,422), reimbursement for taxes on medical benefits ($17) and executive health reimbursement ($869).

(7)
Consists of car allowance ($12,000), reimbursement for taxes on car allowance ($2,907), club membership ($2,500) and maximum allowance for executive health reimbursement ($2,569).

(8)
Consists of car allowance ($12,172), reimbursement for taxes on car allowance ($2,238), club membership ($2,536) and executive health reimbursement ($920).

(9)
Consists of car allowance ($11,625), reimbursement for taxes on car allowance ($1,772), club membership ($2,422), reimbursement for taxes on medical benefits ($17) and executive health reimbursement ($869).

(10)
Consists of contributions to the Company's group registered retirement savings plan.

(11)
Consists of contributions to Loewen Group's group registered retirement savings plan.

(12)
Mr. Sloan became an Executive Vice President in January 2003.

(13)
Consists of car allowance ($7,200), reimbursement for taxes on car allowance ($1,527), club membership ($1,000) and maximum allowance for executive health reimbursement ($2,569).

(14)
Consists of car allowance ($6,808), reimbursement for taxes on car allowance ($1,290) and executive health reimbursement ($920).

(15)
Consists of car allowance ($3,100), reimbursement for taxes on car allowance ($687) and executive health reimbursement ($869).

(16)
Mr. Caradonna was appointed Senior Vice President and Chief Information Officer of the Company in October 2002. He became an Executive Vice President in January 2003.

(17)
Consists of car allowance ($7,200), reimbursement for taxes on car allowance ($1,667), club membership ($1,000) and maximum allowance for executive health reimbursement ($2,569).

(18)
Consists of car allowance ($1,814), reimbursement for taxes on car allowance ($160) and executive health reimbursement ($235).

(19)
Ms. Neeman was appointed Senior Vice President, Legal & Compliance, of the Company in June 2002.

(20)
Consists of car allowance ($5,137), club membership ($714) and maximum allowance for executive health reimbursement ($2,569).

(21)
Consists of car allowance ($2,484), club membership ($637) and executive health reimbursement ($202).

Compensation Pursuant to Stock Options

        The following table sets forth individual grants of stock options by the Company during the last fiscal year to the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options/SARs Granted (1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	5% ($)	10% ($)
John S. Lacey	200,000	16.4	3.65	March 26, 2013	459,093	1,163,432
Paul A. Houston	200,000	16.4	3.65	March 26, 2013	459,093	1,163,432
Kenneth A. Sloan	150,000	12.3	3.65	March 26, 2013	344,320	872,574
Ross S. Caradonna	150,000	12.3	3.65	March 26, 2013	344,320	872,574
Ellen Neeman	30,000	2.5	3.65	March 26, 2013	68,864	174,515

(1)
Consists of options to acquire Common Stock, each of which was granted on March 26, 2003 and becomes exercisable in cumulative installments with respect to 25% of the options granted on each of March 26, 2004 and March 26, 2005 and with respect to the remaining 50% of the options granted on March 26, 2006.

(2)
There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% annual rate of compounded stock price appreciation or at any other defined level.

Option Exercises During Fiscal 2003 and Fiscal Year-End Option Values

        The following table provides information related to options exercised by the Named Executive Officers during fiscal 2003 and the number and value of options held at fiscal year-end. The Company does not have any outstanding stock appreciation rights.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)
					Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John S. Lacey	0	0	745,000	200,000	565,000	1,240,000
Paul A. Houston	0	0	795,000	200,000	678,000	1,240,000
Kenneth A. Sloan	0	0	48,750	296,250	169,500	1,057,125
Ross S. Caradonna	0	0	18,750	206,250	291,000	1,148,250
Ellen Neeman	0	0	7,500	52,500	16,950	236,850

(1)
The closing price for the Common Stock as reported on the NASDAQ National Market on January 2, 2004, the last trading day of fiscal 2003, was $9.85. Value is calculated on the basis of the difference between the option exercise price and $9.85 multiplied by the number of shares of Common Stock underlying the option.

Long-Term Incentive Plan: 2003-2005 Executive Strategic Incentive Plan

        The following table provides information related to estimated future payouts to all participants under the 2003-2005 Executive Strategic Incentive Plan (the "Strategic Incentive Plan").

	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name
	Threshold ($)	Target ($)	Maximum ($)
John S. Lacey	1,400,000	2,100,000	2,800,000
Paul A. Houston	2,000,000	3,000,000	4,000,000
Kenneth A. Sloan	300,000	450,000	600,000
Ross S. Caradonna	300,000	450,000	600,000

        On January 14, 2003, the Strategic Incentive Plan was established in order to motivate and reward the senior management team. Messrs. Lacey, Houston, Sloan and Caradonna are the participants in the Strategic Incentive Plan. Under the Strategic Incentive Plan, the participants have the opportunity to earn cash awards based on the Company attaining specified net debt reductions and net debt to EBITDA ratios. For purposes of the Strategic Incentive Plan, "net debt" means the Company's consolidated gross long term debt less its cash and cash equivalents at any time during the period from January 1, 2003 through December 31, 2005 (the "Period") and "EBITDA" means the Company's consolidated earnings or loss from operations before interest expense, taxes and investment income earned in excess of $1,100,000 during the Period adding back all depreciation and amortization charges made during the Period, any provisions for asset impairment or goodwill impairment made during the Period, and any earnings charges required to be accrued during the Period for potential award payments under the Strategic Incentive Plan. The Compensation Committee, which administers the Strategic Incentive Plan, has the discretion to include, exclude or adjust for the effects of any material extraordinary items that were not anticipated in the Strategic Incentive Plan in its determination of the level of achievement of the performance objectives under the plan. Any awards under the Strategic Incentive Plan will be paid in cash as soon as possible after December 31, 2005, but no later than March 31, 2006.

        The threshold, target and maximum performance objectives for the Period for net debt reduction are $160 million, $210 million and $255 million, respectively, and for net debt to EBITDA ratios are 4.20, 3.95 and 3.75, respectively. Each participant receives a percentage of his maximum participation amount in the applicable pool based on whether the threshold, target or maximum performance objective is met (50%, 75% and 100% for the threshold, target and maximum performance objectives, respectively, and pro rata for performance between applicable objectives). With respect to the net debt reduction pool, the maximum participation amounts are as follows: each of Messrs. Lacey and Houston — $2,400,000; Mr. Sloan — $400,000; and Mr. Caradonna — $0. With respect to the net debt to EBITDA ratio pool, the maximum participation amounts are as follows: Mr. Lacey — $400,000; Mr. Houston — $1,600,000; Mr. Sloan — $200,000; and Mr. Caradonna — $600,000.

        If a participant is terminated without just cause, resigns with stated good reason, dies or becomes totally disabled prior to the end of the Period, he is entitled to a pro rata share of any applicable cash award under the Strategic Incentive Plan based on his service from January 1, 2003 to the date of his termination, resignation, retirement, death or total disability, payable after the end of the Period. Furthermore, in the event of a change of control (as defined below under "Agreements with Named Executive Officers — Employment Agreements with the Chairman and Chief Executive Officer"), the award pools accrued for accounting purposes to the end of the fiscal quarter prior to the change of control will immediately vest and become payable to the participants within 30 days of the change of control.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Employment Agreements with the Chairman and Chief Executive Officer

        On May 1, 2003, the Company entered into Amended and Restated Employment Agreements with John S. Lacey, its Chairman of the Board, and Paul A. Houston, its President and Chief Executive Officer. Mr. Lacey's agreement was further amended on March 16, 2004. These employment agreements supersede the previous employment agreements with Messrs. Lacey and Houston, each dated January 2, 2002. Mr. Houston's employment agreement is for a fixed term ending December 31, 2005, and Mr. Lacey's employment agreement is for a fixed term ending June 30, 2006; if either executive officer terminates his employment with the Company prior to the end of the fixed term, the term of the applicable employment agreement will end on the date of such termination. Under his employment agreement, Mr. Lacey received an annual base salary of $505,000 during 2003, and his annual base salary reduced to $405,000 on January 1, 2004 and will reduce to $305,000 on January 1, 2005, with Mr. Lacey receiving a pro rata amount of the annual base salary of $305,000 for his service in 2006. Under his employment agreement, Mr. Houston received an annual base salary of $665,000 during 2003, and his annual base salary increased to $705,000 on January 1, 2004 and will increase to $755,000 on January 1, 2005. Base salary is subject to periodic review by the Compensation Committee. Under the terms of their respective employment agreements, each executive officer has an annual bonus opportunity of up to 100% of base salary based on the achievement of financial performance goals and is a participant in the Strategic Incentive Plan. Each employment agreement also provides for customary executive benefits.

        If either executive officer is terminated without cause, the executive officer will be entitled to severance benefits in the amount of 24 months base salary paid in a lump sum, benefit coverage for the remaining term of the employment agreement, the amount of any unpaid short term incentive bonus for the year of termination determined without regard to financial performance, the amount of any unpaid salary or vacation earned up to the date of termination and to exercise all stock options or share appreciation rights, whether vested or not, including shares with respect to such options that would not otherwise be exercisable on such termination. In the event of a change in control (as defined in their respective employment agreements), the executive officer will be entitled to the same severance benefits if, within two years after the change in control, he is terminated without cause or if he resigns because of certain adverse changes in his compensation, benefits or position. In addition, if an agreement that would result in a change in control is entered into, each executive officer may submit his resignation for any reason prior to, but effective upon, the date of the change in control and receive the severance benefits described above. The employment agreements also provide for tax gross-up payments if the severance benefits are subject to the excise tax imposed under the Internal Revenue Code on so-called excess parachute payments.

        For purposes of the employment agreements, a "change in control" is defined as the occurrence of any one of the following events: (1) the acquisition by any individual, entity or group of beneficial ownership of 30% or more of the combined voting power of the Company (excluding acquisitions as a result of issuances of stock directly from the Company and approved by the Incumbent Board (as defined below); acquisitions by the Company; acquisitions by an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; and acquisitions by persons pursuant to a Business Combination (as defined below) that would not constitute a change in control); (2) the consummation of a reorganization, amalgamation, merger or consolidation, a sale or disposition of all or substantially all of the assets of the Company, or other transaction (a "Business Combination") in which all or substantially all of the individuals and entities who were beneficial owners of voting stock of the Company immediately prior to such Business Combination beneficially own, immediately following such Business Combination, less than 40% of the combined voting power of the entity resulting from the Business Combination; (3) individuals who constitute the Board of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of the Company (except that if an individual becomes a director subsequent to May 1, 2003 and his or her election or nomination for election was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, such individual will be deemed to be a member of the Incumbent Board, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of the Company); or (4) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not constitute a change in control.

Employment Agreements with Other Named Executive Officers

        Effective as of January 2, 2004, the Company entered into Amended and Restated Employment Agreements with Kenneth A. Sloan, Executive Vice President, Chief Financial Officer, and Ross S. Caradonna, Executive Vice President, Chief Information Officer. These employment agreements supersede the previous employment agreement with Mr. Sloan, dated January 2, 2002, and the previous employment agreement with Mr. Caradonna, dated September 16, 2002. Pursuant to his employment agreement, Mr. Sloan's minimum annual base salary for fiscal 2004 was set at $290,700 and, pursuant to the Company's practice of periodic improvement of annual base salaries, will increase to $327,038 effective May 1, 2004. Pursuant to his employment agreement, Mr. Caradonna's minimum annual base salary for fiscal 2004 was set at $208,000 and, pursuant to the Company's practice of periodic improvement of annual base salaries, will increase to $228,800 effective May 1, 2004. On January 23, 2003, the Company entered into a letter agreement with Ellen Neeman, Senior Vice President, Legal & Compliance, and Corporate Secretary. Pursuant to this agreement and periodic improvements in accordance with Company practice, Ms. Neeman's annual base salary for fiscal 2004 was set at $193,800 Canadian and, pursuant to the Company's practice of periodic improvement of annual base salaries, will increase to $199,614 Canadian effective May 1, 2004. In accordance with Company practice, the annual base salaries of these executive officers are subject to review and improvement on a periodic basis.

        The employment agreements of Messrs. Sloan and Caradonna provide these executive officers with certain termination benefits. Under their employment agreements, Messrs. Sloan and Caradonna are entitled to 24 months of base salary and a pro-rated bonus for the year of termination and any amount of unpaid salary or vacation earned up to and including the date of termination if the executive officer's employment is terminated (not following a "change in control") for any reason other than termination for cause or voluntary resignation. Each of the employment agreements provide that in the event of a change in control of the Company occurs and, within two years of the effective date of the change of control, the executive officer's employment is terminated without cause or by reason of constructive discharge, the executive officer will be entitled to a lump sum payment equal to 24 months base salary, the replacement value of all of the executive officer's benefit coverage (including all monies due from the registered retirement savings plan following the date of the executive officer's termination), and to exercise all stock options or share appreciation rights, whether vested or not, granted to the executive officer (including shares with respect to which such options would not otherwise be exercisable on such resignation or termination). Also, the executive officer will be entitled to two times the amount of incentive pay (in an amount equal to not less than the highest aggregate incentive pay earned by the executive officer in any of the three fiscal years immediately preceding the year in which the change of control occurred) and the amount of any unpaid short-term incentive bonus earned by the executive officer for a completed year calculated on a pro-rated basis, plus any unpaid salary or vacation earned by the executive officer up to and including the date of termination. For purposes of these agreements, the definition of a "change in control" is substantially identical to the definition of such term contained in the employment agreements for Messrs. Lacey and Houston (referenced above). These employment agreements also provide for tax gross-up payments if the severance benefits are subject to the excise tax imposed under the Internal Revenue Code on so-called excess parachute payments.

        Ms. Neeman's agreement provides that if she is terminated for any reason other than just cause, she is entitled to 12 months' severance. However, if there is a change in control of the Company whereby 51% or more of the Company's shares change hands and Ms. Neeman's employment is terminated as a result, she is entitled to receive 24 months' severance.

        The agreements of Messrs. Sloan and Caradonna and Ms. Neeman allow each of them to participate in the Annual Incentive Plan and Equity Incentive Plan (each of which is generally described in the Compensation Committee Report on Executive Compensation) and provide for customary executive benefits. In addition, the agreements of Messrs. Sloan and Caradonna allow each of them to participate in the Strategic Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2003, none of the executive officers or Directors of the Company was a member of the board of directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board consists of four independent Directors, and is chaired by Mr. Anthony G. Eames. Other members of the Committee during fiscal 2003 were Messrs. W. MacDonald Snow, Jr., Lloyd E. Campbell and David R. Hilty. This Committee is responsible for reviewing and approving all elements of the total compensation program for officers of the Company, including long-term incentive arrangements. The Committee has ultimate responsibility for aligning the Company's total compensation programs with its business strategy and for assuring stockholders that compensation programs are effective, responsible and competitive when compared to similarly situated organizations. This Committee report documents the basis on which fiscal year 2003 compensation determinations were made and further describes the components of executive compensation programs for the Company.

Compensation Philosophy and Objective of Executive Compensation Program

        It is the philosophy of the Company and the Committee that all compensation programs should (1) link pay and individual performance, and (2) attract, motivate, reward and retain the broad-based management talent required to achieve corporate objectives. The Committee focuses strongly on providing an appropriate mix of cash and stock-based compensation because the Committee believes this provides the clearest link to enhanced stockholder value. Programs adopted by the Compensation Committee to achieve the appropriate mix include base salaries, annual performance-based incentives and long-term incentives, all as further detailed below. The Compensation Committee retained an independent consulting firm to review the Company's executive compensation. The firm's report compared the Company's executive compensation with a peer group made up of death-care companies and personal-service companies and with a survey of companies with similar revenues (the "Compensation Group"). The Compensation Group is broader than the peer group of companies included in the stock price performance graph contained in this Proxy Statement. The Compensation Committee decided to set the target level for base salaries of executive officers at the median level of the companies included in the Compensation Group and set the target of total cash compensation of the executive officers, including salary, annual performance-based incentives and long-term incentives, at the 75th percentile of the Compensation Group.

Base Salaries

        Base salaries for the Company's Named Executive Officers in fiscal 2003 were determined through comparisons with the Compensation Group. The Company entered into employment agreements with the Named Executive Officers in which these base salaries were memorialized. Base salaries for other executive officers of the Company have been determined in consultation with the Chief Executive Officer. Although the employment agreements of the Named Executive Officers other than Ellen Neeman reflect base salaries in U.S. dollars, payments to such Named Executive Officers are made in the currency of their domicile. The Committee does not consider financial performance criteria on a formula basis in determining salary increases for its executive officers. Rather, the Committee, using its discretion, considers market base salary rates, average annual salary increases for executive officers in companies of a similar size (as measured by revenue and earnings) in North America, and the Company's earnings per share growth, cash and reduction of debt levels, operating income growth, sales growth and total stockholder return. The Committee also makes a subjective review of individual performance in making base salary decisions for executive officers. These criteria are assessed in a non-formula fashion and are not weighted.

Bonuses Under the Company's Annual Incentive Plan

        With the Company's emergence from bankruptcy in 2002, the Company established an Annual Incentive Plan (the "Incentive Plan") replacing the previous Key Employee Retention Program of the Predecessor Company and Loewen Group, which had also been in bankruptcy. The Incentive Plan provides an eligible employee the opportunity to receive a bonus award according to the achievement of a set of financial goals for the Company approved by the Compensation Committee. Messrs. Lacey and Houston are eligible, pursuant to the terms of their respective employment agreements, to receive bonuses up to a maximum of 100% of their annual base salary. Other members of senior management are eligible to receive bonuses ranging from 30% up to a maximum of 100% of their annual base salary depending on position. For fiscal 2003, incentive bonuses under the Incentive Plan were granted to certain members of senior management. The amount of such bonuses granted to John S. Lacey, Chairman of the Board, Paul A. Houston, President and Chief Executive Officer, Kenneth A. Sloan, Executive Vice

President and Chief Financial Officer, Ross S. Caradonna, Executive Vice President and Chief Information Officer, and Ellen Neeman, Senior Vice President, Legal & Compliance, were $505,000, $665,000, $285,860, $204,536 and $103,367, respectively. The amount shown for Ms. Neeman reflects the Canadian dollar payment amount converted to the equivalent value in U.S. dollars using the exchange rate of $1 US = $1.40 Canadian.

Equity Incentive Plan

        The goal of the Company's long-term, equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of the long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create meaningful opportunity for stock ownership.

        During fiscal 2003, the Compensation Committee made option grants to the Company's executive officers under the Company's Equity Incentive Plan. The Equity Incentive Plan provides for grants of stock options to executive officers, employees and members of the Board of Directors of the Company. A total of 4,500,000 shares were reserved for issuance in satisfaction of awards under the Equity Incentive Plan. Each grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price of the shares on the date of grant). During the fiscal year, some options were forfeited and added back into the stock pool. All remaining options available under the Equity Incentive Plan will remain available for future grant under the Equity Incentive Plan. On February 20, 2002, as contemplated by the Plan of Reorganization of the predecessor company, there were 2,410,000 option grants issued to executive officers, employees and Board members. On June 17, 2002, 1,245,000 options were granted and on September 20, 2002, 75,000 options were granted. On March 26, 2003, 1,200,000 options were granted to executive officers, employees and Board members.

2003-2005 Executive Strategic Incentive Plan

        In January 2003, the Committee recommended, and the Board adopted, the Strategic Incentive Plan. Messrs. Lacey, Houston, Sloan and Caradonna are participants in the Strategic Incentive Plan. Under the Strategic Incentive Plan, the participants have the opportunity to earn cash awards based on the Company attaining specified net debt reductions and net debt to EBITDA ratios. The Strategic Incentive Plan covers the performance period for January 1, 2003 to December 31, 2005.

CEO Compensation

        As described above, the Company manages its pay for all executives, including the Chief Executive Officer ("CEO"), considering both a pay-for-performance philosophy, market rates of compensation for each executive position and the Company's performance. On May 1, 2003, the Company entered into an Amended and Restated Employment Agreement with Paul A. Houston. Specific actions taken by the Committee regarding the CEO's compensation during fiscal year 2003 were as follows:

        Base Salary.    Mr. Paul A. Houston received an annual base salary of $665,000 for the fiscal year 2003. Mr. Houston's base salary increased to $705,000 on January 1, 2004 and will increase to $775,000 on January 1, 2005.

        Bonus.    Pursuant to his Amended and Restated Employment Agreement, Mr. Houston is entitled to participate in a short term incentive plan as adopted by the Company from time to time, subject to a maximum bonus of 100% of Mr. Houston's annual base salary. The bonus awarded under such plan was $665,000 for fiscal 2003.

        Incentive Compensation.    The CEO received a grant of 200,000 options on March 26, 2003 at $3.65 per share. The options vest 25% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant and the remaining 50% on the third anniversary of the date of the grant. In addition, Mr. Houston participates in the Strategic Incentive Plan, although no payments are to occur under that plan until 2006.

Section 162(m)

        Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid in any taxable year to the Company's CEO and other four most highly compensated executive officers. While the Company intends to preserve the deductibility of compensation payable to the executive officers, deductibility will be only one among a number of factors considered in determining appropriate levels or models of compensation. The Company intends to compensate executive officers based on an overall determination of what it believes is in the best interest of the Company's stockholders.

COMPENSATION COMMITTEE:
Anthony G. Eames, Chair Lloyd E. Campbell David R. Hilty W. MacDonald Snow, Jr.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

        Unless otherwise specified, the following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 8, 2004 by (1) each person known by the Company to own beneficially more than 5% of the Common Stock of the Company, (2) each Named Executive Officer and Director of the Company, and (3) all executive officers and Directors of the Company, as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them. As of March 8, 2004, 39,993,507 shares of Common Stock were outstanding.

Beneficial Owner	Number of Shares		Percent Owned

Oaktree Capital Management, LLC 333 South Grand Avenue, 28th Floor Los Angeles, California 90071	7,130,178	(1)	17.8%
Angelo, Gordon & Co., L.P. 245 Park Avenue New York, New York 10167	3,283,051	(2)	8.2%
Franklin Mutual Advisers, LLC 51 John F. Kennedy Parkway Short Hills, New Jersey 07078	2,859,701	(3)	7.2%
Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017	2,332,253	(4)	5.8%
John S. Lacey	814,000	(5)	2.0%
Paul A. Houston	861,035	(6)	2.1%
Lloyd E. Campbell	29,800	(7)	*
Anthony G. Eames	25,000	(8)	*
Charles M. Elson	48,910	(9)	*
David R. Hilty	34,605	(10)	*
Olivia F. Kirtley	33,552	(11)	*
William R. Riedl	28,000	(12)	*
W. MacDonald Snow, Jr.	25,000	(13)	*
Kenneth A. Sloan	123,630	(14)	*
Ross S. Caradonna	56,250	(15)	*
Ellen Neeman	16,000	(16)	*
All directors and executive officers as a group (14 persons)	2,143,032	(17)	5.1%

*
Less than 1%.

(1)
Based on a Schedule 13G/A filed by Oaktree Capital Management, LLC with the SEC on March 12, 2002, in its capacity as (i) the general partner of OCM Opportunities Fund II, L.P., the direct beneficial owner of 4,559,829 shares and warrants to acquire an additional 16,095 shares at an initial exercise price of $25.76 per share, (ii) the general partner of OCM Opportunities Fund III, L.P., the direct beneficial owner of 2,327,389 shares, and (iii) the investment manager of two third-party separate accounts managed by Oaktree Capital

  Management, LLC, collectively the direct owners of 226,401 shares and warrants to acquire an additional 464 shares at an initial exercise price of $25.76 per share.

(2)
Based on a Schedule 13G/A filed by Angelo, Gordon & Co., L.P. (together with John M. Angelo, in his capacities as a general partner of AG Partners, L.P., the sole general partner of Angelo, Gordon & Co, L.P., and the chief executive officer of Angelo, Gordon & Co., L.P., and Michael L. Gordon, in his capacities as a general partner of AG Partners, L.P., the sole general partner of Angelo, Gordon & Co., L.P., and the chief operating officer of Angelo, Gordon & Co., L.P.) with the SEC on October 1, 2003, consists of (i) 54,117 shares held for the account of Angelo, Gordon & Co., L.P. and (ii) 3,228,934 shares held for the account of 20 private investment funds for which Angelo, Gordon & Co., L.P. acts as a general manager and/or investment advisor.

(3)
Based on a Schedule 13G filed by Franklin Mutual Advisers, LLC with the SEC on January 30, 2003, the shares reported for Franklin Mutual Advisers, LLC are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to advisory contracts, are advised by Franklin Mutual Advisers, LLC.

(4)
Based on a Schedule 13G filed by Teachers Insurance and Annuity of America with the SEC on February 14, 2003.

(5)
Includes options to purchase 795,000 shares of Common Stock that become exercisable on or prior to May 7, 2004.

(6)
Includes options to purchase 845,000 shares of Common Stock that become exercisable on or prior to May 7, 2004.

(7)
Includes options to purchase 25,000 shares of Common Stock that become exercisable on or prior to May 7, 2004.

(8)
Includes options to purchase 25,000 shares of Common Stock that become exercisable on or prior to May 7, 2004.

(9)
Includes options to purchase 25,000 shares of Common Stock that become exercisable on or prior to May 7, 2004 and 11,410 shares of Deferred Stock received pursuant to the Director Compensation Plan.

(10)
Includes options to purchase 25,000 shares of Common Stock that become exercisable on or prior to May 7, 2004.

(11)
Includes options to purchase 25,000 shares of Common Stock that become exercisable on or prior to May 7, 2004 and 5,759 shares of Deferred Stock received pursuant to the Director Compensation Plan.

(12)
Includes options to purchase 25,000 shares of Common Stock that become exercisable on or prior to May 7, 2004.

(13)
Includes options to purchase 25,000 shares of Common Stock that become exercisable on or prior to May 7, 2004.

(14)
Includes options to purchase 116,250 shares of Common Stock that become exercisable on or prior to May 7, 2004.

(15)
Includes options to purchase 56,250 shares of Common Stock that become exercisable on or prior to May 7, 2004.

(16)
Includes options to purchase 15,000 shares of Common Stock that become exercisable on or prior to May 7, 2004.

(17)
Includes options to purchase 2,043,750 shares of Common Stock that become exercisable on or prior to May 7, 2004.

PERFORMANCE GRAPH

        The following graph presents cumulative stockholder return over the period from January 2, 2002, the first day on which the Company's Common Stock was traded, through January 3, 2004 from investing $100.00 on January 2, 2002 in each of the Company's Common Stock, the NASDAQ Market Index and a peer group selected by the Company (the "Peer Group"). The Peer Group consists of Service Corporation International, Stewart Enterprises, Inc. and Carriage Services Inc. The Company has not paid any dividends during the two-year period.

Common Share Price Performance Graph
January 2, 2002 — January 3, 2004

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has retained the firm of Business.Ca to provide certain consulting and computer programming services to its internal information technology division. Warren Houston, the son of Paul Houston, who is a Director and the President and Chief Executive Officer of the Company, is a senior officer and has a greater than 10% ownership interest in, this firm. This service provider was paid approximately $657,800 in 2003, and it is anticipated that it will receive an amount of approximately $659,150 in 2004. Amounts shown reflect the Canadian dollar payment amounts converted to their equivalent value in U.S. dollars using exchange rates of $1 US = $1.40 Canadian.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and beneficial owners of more than 10% of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file with the SEC initial ownership reports and reports of changes in ownership of such securities of the Company. Reporting Persons are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of such reports and written representations from the Reporting Persons that a Form 5 was either timely filed or not required to be filed by such Reporting Persons, the Company believes that all of the Reporting Persons complied with the Section 16(a) filing requirements during the fiscal year ended January 3, 2004.

PROPOSAL NO. 2 — RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR

        In accordance with the Audit Committee Charter, the Audit Committee has appointed KPMG LLP as the Company's independent auditor for the fiscal year ending January 1, 2005. The Board recommends, and unless otherwise directed the designated persons named in the enclosed form of proxy will vote for, ratification of such appointment of KPMG LLP, 777 Dunsmuir Street, Vancouver, British Columbia, Canada, V7Y 1K3. KPMG LLP (or predecessor firms thereof) has been the Company's independent auditor since it performed services for the Predecessor Company and the Predecessor Company's affiliate, Loewen Group, from 1986 to 2001.

        Representatives of KPMG LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The Audit Committee is not bound by the results of the vote regarding ratification of the independent auditor. However, the Audit Committee will consider the results of the vote, particularly a failure to ratify selection of the independent auditor, in selecting the independent auditor in the future.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT AUDITOR OF THE COMPANY.

PRINCIPAL AUDITOR FEES

Audit Fees

        The aggregate fees billed by KPMG LLP for auditing the Company's financial statements for the fiscal year ended January 3, 2004 and reviewing the Company's interim financial statements included in the Company's Form 10-Qs filed with the SEC during fiscal 2003 were $1,775,715. The aggregate fees billed by KPMG LLP for auditing the Company's financial statements for the fiscal year ended December 28, 2002 and reviewing the Company's interim financial statements included in the Company's Form 10-Qs filed with the SEC during fiscal 2002 were $1,703,315.

Audit-Related Fees

        The aggregate audit related fees billed by KPMG LLP during fiscal year 2003 and 2002 were $382,693 and $353,211, respectively. These fees were primarily for statutory audits or employee plans, trusts and subsidiaries and registration statements filed with the SEC.

Tax Fees

        The aggregate fees billed by KPMG LLP for professional services related to tax compliance, tax advice and tax planning for the fiscal 2003 and 2002 were $159,582 and $510,715, respectively. These services include assistance regarding federal, state and United Kingdom tax compliance, tax return preparation and tax audits.

All Other Fees

        There were no other fees billed by KPMG LLP for any other services provided to the Company.

Pre-Approval Policies and Procedures

        The Audit Committee approves in advance all services performed by the independent auditor. The Audit Committee approved in advance all audit and non-audit engagement fees, terms and services performed for fiscal 2003.

        After review, the Audit Committee considers that the services rendered by KPMG LLP with respect to the foregoing fees are compatible with maintaining their independence.

OTHER BUSINESS

        The Board is not aware of any other matters to be presented for action at the Meeting, however, if any such matters are properly presented for such action, it is the intention of the designated persons named in the enclosed form of proxy to vote in accordance with their judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Any proposal to be presented by a stockholder at the Company's 2005 Annual Meeting of Stockholders, which is currently anticipated to be held in May 2005, must be received by November 26, 2004 to be included in the Company's form of proxy, notice of meeting and proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

        Pursuant to the Company's Bylaws, any holder of Common Stock desiring to bring business before the Company's 2005 Annual Meeting of Stockholders in a form other than a stockholder proposal to be included in the Company's proxy statement must give written notice to the Company, addressed to the Secretary of the Company, no earlier than December 26, 2004 and no later than January 25, 2005. If the Company does not receive notice between those dates, the notice will be considered untimely. Any notice pursuant to this paragraph should be addressed to the Secretary of the Company at 311 Elm Street, Suite 1000, Cincinnati, Ohio 45202-2706.

FORM 10-K

        THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, ITS SCHEDULES AND LIST OF ITS EXHIBITS. REQUESTS SHOULD BE SENT TO ALDERWOODS GROUP, INC., ATTN: CORPORATE SECRETARY, 311 ELM STREET, SUITE 1000, CINCINNATI, OHIO 45202-2706.

ANNEX A

ALDERWOODS GROUP, INC.

AUDIT COMMITTEE
CHARTER

1.     Purpose

  1.1.    The Audit Committee (the "Committee") is established by the Board of Directors (the "Board) of Alderwoods Group, Inc. (the "Company") for the purpose of assisting the Board in fulfilling its duties and responsibilities with respect to the accounting and financial reporting practices of the Company and the audits of the financial statements of the Company. In fulfilling these functions, the Committee's primary duties and responsibilities are to:

    •
    Serve as an independent and objective body to oversee the accounting and financial reporting processes of the Company and its subsidiaries and to monitor the Company's financial reporting process and systems of internal controls.

    •
    Oversee the independence and performance of the Company's independent auditor (including oversight of the audit of the Company's financial statements), and the performance of the internal auditing function.

    •
    Provide an avenue of communication between the Board of Directors and the independent auditor, financial management and the internal auditor.

    •
    Report actions of the Committee to the Board of Directors with such recommendations as the Committee may deem appropriate.

2.     Composition and Meetings

  2.1    Committee members, including the Committee Chair, shall be appointed by the Board based on recommendations of the Nominating and Corporate Governance Committee and shall consist of at least three Board members who meet the NASDAQ standards of independence for directors and audit committee members and the Company's Corporate Governance Principles. Each Committee member shall receive as compensation from the Company only director's fees (which includes all forms of compensation paid to directors of the Company for service as a director or member of a Board Committee).

  2.2    Each member of the Committee must have a basic understanding of finance and accounting and be able to read and understand financial statements. At least one member of the Committee shall be qualified as an "audit committee financial expert", as determined by the Board in accordance with the rules of the Securities and Exchange Commission ("SEC").

  2.3    The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet, either in person or telephonically, at least quarterly. A majority of members of the Committee shall constitute a quorum.

  2.4    The Committee shall meet in executive session periodically with the Company's management, the Company's Chief Financial Officer, the Company's internal auditor, the independent auditor, and the Company's general counsel to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of the independent auditor, internal auditor or corporate officers.

  2.5    The Committee shall provide regular reports of its activities to the Board.

3.     Committee Responsibilities as to Independent Auditors

  3.1    The Committee shall be directly responsible for the appointment, compensation, retention, replacement and oversight of the independent auditor and shall review and approve the proposed plans and the scope of the annual audit and the audit fees to be paid to the independent auditor. The independent auditor shall report directly to the Committee.

  3.2    The Committee shall approve in advance all audit and permissible non-audit services to be provided by the outside auditor, and establish policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the outside auditor.

  3.3    The Committee shall obtain and review at least annually, a report from the independent auditor describing all relationships or services between the independent auditor and the Company, and any other relationships that may adversely affect the objectivity or independence of the auditor, and, to the extent the report identifies any relationships, discuss with the independent auditor whether these relationships impact the objectivity and independence of the auditor, and recommend action, if appropriate, to the full board in view of these reviews and discussions. The Committee shall assess the independence of the auditor, including whether the auditor's performance of permissible non-audit services is compatible with the auditor's independence.

  3.4    The Committee shall establish a hiring policy for employees and former employees of the independent auditor.

  3.5    The Committee shall, at least annually, discuss with the independent auditor the audit firm's internal quality control procedures, and (b) any material issues raised by the most recent internal or external quality control review of the firm, or by any current or recent inquiry by a governmental authority.

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4.     Committee Responsibilities as to Internal Audit

  4.1    The Committee shall review and discuss with the principal internal auditor the internal audit department responsibilities, audit plans, the scope of their ongoing activities, and the results of the internal audit activities. The Committee also shall oversee progress on the internal auditing plan, including any difficulties encountered in the course of internal audits or changes in plans.

  4.2    The Committee shall review a summary of significant findings from completed internal audits together with management's response and follow-up to these reports.

  4.3    The Committee shall review the objectivity of the internal auditor and approve the appointment and any dismissal of the senior internal audit executive.

5.     Committee Responsibilities as to Financial Statements and Related Disclosure

  5.1    The Committee shall review with management and the independent auditor, the Company's annual audit and quarterly financial results prior to the earnings release, including (A) the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (B) the Company's disclosures to be made under "Management's Discussion and Analysis of Financial Condition and Results of Operations," including accounting policies that may be regarded as critical; and (C) major issues regarding the Company's accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and financial statement presentations. Such review shall also include the reports required to be delivered to the Committee by the independent auditor under Section 204 of the Sarbanes-Oxley Act of 2002. The Committee shall recommend to the Board of Directors the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K.

  5.2    The Committee shall review the auditor's recommendations contained in their annual letter to management, together with management's responses thereto, and shall monitor these matters until resolved to the satisfaction of the Committee.

  5.3    The Committee shall review and discuss with the independent auditor: (A) any audit problems, including (a) any restrictions on the scope of work or on access to requested information, (b) any disagreements with management, and (c) significant issues discussed with the independent auditors' national office; and (B) any reports of the independent auditor with respect to interim periods.

  5.4    The Committee shall periodically review with management and the independent auditor any reports prepared by management on the Company's financial reporting processes, disclosure controls and internal controls, including those required by the Sarbanes-Oxley Act of 2002 and regulations adopted by the SEC thereunder.

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  5.5    The Committee shall review and discuss with management and the independent auditor the Company's practices with respect to risk assessment and risk management.

  5.6    The Committee shall review and discuss corporate practices with respect to earnings, financial guidance and other press releases of a material financial nature.

6.     Compliance with Legal and Regulatory Requirements

  6.1    The Committee shall review with management, and the Company's general counsel, and any outside professionals as the Committee considers appropriate, any legal matters, which may have a material impact on the financial statements, and any material reports or inquiries received from regulators or governmental agencies.

  6.2    The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

7.     Other Responsibilities

  7.1    The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  7.2    The Committee shall approve the Audit Committee Report required by the rules of the SEC to be included in the Company's annual proxy statement.

  7.3    The Committee may form and delegate authority to subcommittees when appropriate.

8.     General

  The Committee may retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company's expense, legal, accounting or other consultants to advise and assist in complying with its responsibilities as set forth herein. In addition, by adoption of this Charter, the Board authorizes funding for the Committee, in the Committee's discretion, for the discharge of the Committee's functions and responsibilities.

  The Committee's responsibility is one of oversight. It is the responsibility of the Company's management to prepare consolidated financial statements in accordance with the applicable law and regulations and of the Company's independent auditor to audit those financial statements. Each member of the Committee shall be entitled to rely, to the extent that he or she reasonably believes such reliance is merited, on those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations.

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ANNEX B

ALDERWOODS GROUP, INC.

CORPORATE GOVERNANCE PRINCIPLES

BOARD MISSION AND OBJECTIVES

Purpose

        The Company's primary objective is to maximize stockholder value while adhering to the laws of the jurisdictions wherein it operates and at all times observing the highest ethical standards. The following Corporate Governance Principles are instituted to assist the Board in the exercise of its responsibilities and to serve best the interests of the Company and its stockholders. These Principles are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. The Board may modify these Principles from time to time.

Corporate Authority & Responsibility

        All corporate authority resides in the Board of Directors as the representative of the stockholders. Authority is delegated to management by the Board in order to implement Alderwoods' mission. Such delegated authority includes the authorization of spending limits and the authority to hire employees and terminate their services, subject to any limitations contained in any of the Board Committee Charters. The Board retains responsibility to recommend candidates to the stockholders for election to the Board of Directors. The Board retains responsibility for selection and evaluation of the Chief Executive Officer ("CEO"), oversight of the succession plan, determination of senior management compensation, approval of the annual budget, oversight of adequate systems, procedures and controls, as well as assisting in the preparation and approval of the strategic plan. Additionally, the Board provides advice and counsel to senior management. The Board may exercise its authority through committees of the Board.

DIRECTORS

Personal Characteristics & Core Competencies of Directors:

        Individual Directors should possess all of the following personal characteristics

  •
  Integrity and Accountability — Character is the primary consideration in evaluating any Director. Directors should demonstrate high ethical standards and integrity in their personal and professional dealings and be willing to act on and remain accountable for their Boardroom decisions.

  •
  Informed Judgment — Directors should have the ability to provide wise, thoughtful counsel on a broad range of issues. Directors should possess high intelligence and wisdom and apply it in decision-making.

  •
  Financial Literacy — One of the important roles of the Board is to monitor Alderwoods' financial performance. Directors should be financially literate. Directors should know how to read a balance sheet, income statement, cash flow statement, and understand the use of financial ratios and other indicators for evaluating company performance.

  •
  Mature Confidence — The Board functions best when Directors value Board and team performance over individual performance. Openness to other opinions and the willingness to listen should rank as highly as the ability to communicate persuasively. Directors should approach others assertively, responsibly and supportively and identify issues in a manner that encourages open discussion.

  •
  High Performance Standards — In today's highly competitive world, only companies capable of performing at the highest levels are likely to prosper. Directors should have a history of achievements that reflect high standards for themselves and others.

  •
  Passion — Directors should be passionate about the performance of Alderwoods, both in absolute terms and relative to its peers. That passion should manifest itself in engaged debate about the future of Alderwoods and an esprit de corps among the Board that both challenges and inspires Alderwoods' employees.

Core Competencies of the Board as a Whole

        To adequately fulfill the Board's complex roles, from overseeing the audit and monitoring managerial performance to responding to crises and approving Alderwoods' strategic plan, a host of core competencies need to be represented on the Board. The Board as a whole should possess the following core competencies, with each member contributing knowledge, experience and skills in one or more domains:

  •
  Accounting and Finance — Among the most important missions of the Board is ensuring that stockholder value is both enhanced through corporate performance and protected through adequate internal financial controls. The Board should have one or more Directors with specific expertise in financial accounting and corporate finance, especially with respect to trends in debt and equity markets.

  •
  Business Judgment — Stockholders rely on Directors to make sensible choices on their behalf. The majority of Directors should have a record of making good business decisions in the corporate sector.

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  •
  Management — To monitor corporate management, the Board needs to understand management trends in general and industry trends in particular. The Board should stay current on general management "best practices" and their application in complex, rapidly evolving business environments.

  •
  Crisis Response — Organizations inevitably experience both short and long-term crises. The ability to deal with crises can minimize ramifications and limit negative impact on firm performance. Boards should have one or more Directors who have the ability and time to perform during periods of both short-term and prolonged crises.

  •
  Industry Knowledge — Companies continually face new opportunities and threats that are unique to their industries. The Board should receive regular updates and exposure to the business and industry trends.

  •
  Leadership — Ultimately, a Company's performance will be determined by the Directors' and CEO's ability to attract, motivate, and energize a high-performance leadership team. The Board should have one or more Directors who understand and possess empowerment skills and have a history of motivating high-performing talent.

  •
  Strategy & Vision — A key Board role is to approve and monitor Company strategy to ensure Alderwoods' continued high performance. The Board should have one or more Directors with the skills and capacity to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, evaluating strategic decisions, and continuously challenging the organization to sharpen its vision.

Changes in Professional Responsibility

        The Board should consider whether a change in an individual's professional responsibilities directly or indirectly impacts that person's ability to fulfill directorship obligations. All Directors should submit a resignation as a matter of course upon retirement, a change in employer, or other significant change in their professional roles and responsibilities. If the Board believes that a Director will continue to make a contribution to the organization, the continued membership of that Director may be supported.

Identification and Recruitment of Directors

        One of the tasks of the Nominating and Corporate Governance Committee is to identify and recruit candidates to serve on the Board of Directors. A list of candidates shall be presented to the Board for nomination and to the stockholders for consideration. The invitation to be a candidate to join the Board should be extended by the Committee Chair, and the Chair of the Board and the CEO. The Committee may, at its discretion,

3

seek third-party resources to assist in the process. The Chair of the Board will be included in the process on a non-voting basis. The Nominating and Corporate Governance Committee will make the final recommendation to the Board.

Independent Directors

        A substantial majority of the Board of Directors must be independent. An independent Director must meet the following requirements in conjunction with the independence requirements of NASDAQ and the SEC:

  •
  Has not been employed by the Company in an executive capacity within the last five years;

  •
  Is not, and is not affiliated with a company that is, an adviser, or consultant to the Company or a member of the Company's senior management;

  •
  Is not affiliated with a significant customer or supplier of the Company;

  •
  Has no personal services contract with the Company or with any member of the Company's senior management;

  •
  Is not affiliated with a not-for-profit entity that receives significant contributions from the Company;

  •
  Within the last five years, has not had any business relationship with the Company (other than service as a director) for which the Company has been or will be required to make disclosure under Regulation S-K of the Securities and Exchange Commission as currently in effect;

  •
  Is not employed by a public company at which an executive officer of the Company serves as a member of that public company's Compensation Committee;

  •
  Has not had any of the relationships described above with any affiliate of the Company; and

  •
  Is not a member of the immediate family of any person with any relationships described above.

        A "family member" is defined as any person's spouse, parents, children and siblings, whether by blood, marriage or adoption or anyone who has the same residence.

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Director Orientation and Continuing Education

Director Orientation

        New Board Directors shall participate in an orientation program to familiarize themselves with the Company's businesses and operations, and their responsibilities and duties as Directors. Continuing education for Directors shall be conducted through a number of methods, including presentations by the Company's officers concerning the Company's strategies, initiatives and business plans; presentations concerning industry issues and general business and regulatory matters; on-site meetings with Company personnel at their business locations; and other appropriate programs to carry out continuing education.

Continuing Education

        Each Director is encouraged to be involved in continuing Director Education on an ongoing basis to enable him or her to perform better his or her duties and to recognize and deal appropriately with the issues that arise.

Outside Directorships

        The members of the Board acknowledge that significant time is required to be a fully participating and effective member of Alderwoods' Board of Directors. Therefore, each independent director should limit their directorships of public companies other than Alderwoods to the appropriate number according to the Director's time availability. If a Director is employed on a full-time basis, then such Director may not be a board member of more than four public companies. In the event that a Director is not employed on a full-time basis, then such person may not be a board member of more than six public companies. The CEO may not be a member on more than one other Board of any other public company, and Alderwoods' other executive officers should not be members of more than one other Board of a public company. A Director shall notify the Secretary prior to accepting a new position on another Board in order that the Secretary may examine the relationship for a potential conflict of interest.

Compensation of Directors

        The Board shall determine the form and amount of Director Compensation. The Board believes that a significant portion of a Director's compensation should be in common stock (50% to 100%) to further the direct correlation of the Directors' and stockholders' interests.

        The Compensation Committee shall review independent director compensation from time to time and recommend to the full Board any changes in compensation as the Committee may deem necessary. Directors that are officers or employees of the Company shall not receive any additional compensation for their service as Directors.

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Direct Investment in Alderwoods Stock by Directors

        Since a significant ownership stake leads to a stronger alignment of interests between directors and stockholders, each Director is required to personally invest at least $100,000 in Company stock within three years of the adoption of these Corporate Governance Principles or in the case of new Directors, within three years of joining the Board. The Board under compelling mitigating circumstances may only make exceptions to this requirement.

Service Limitations of Directors

        A Director may not stand for reelection after age 70. A Director who turns 70 while serving as a Director may continue to serve as a Director for the remainder of his or her current term. The Board may, however, upon evaluation of a Director that has reached 70 years of age, in its discretion ask such Director to remain on the Board in extraordinary circumstances if the Board believes that such Director will continue to make significant contributions to the work of the Board.

        No Director shall be eligible to be reelected to the Board of Directors after serving on the Board for fifteen years. However, notwithstanding the foregoing, Directors serving on the Board as of the first date of the adoption of these Corporate Governance Principles shall be eligible to be reelected as a Director until the first annual meeting of stockholders held after the passage of fifteen years from the date of first adoption of these Corporate Governance Principles.

        In order to retain freshness in the process and to give new management the unfettered ability to provide new leadership, a retiring CEO shall not continue to serve on the Board except in extraordinary circumstances.

Conflict of Interest

        From time to time, an issue being considered by the Board may present, or may give the appearance of presenting, a conflict of interest for a Director. Each Director should take appropriate steps to assure that in each matter considered that the Director is disinterested with respect to that matter, other than the interests of Alderwoods and its stockholders. Any Director faced with any potential conflict should disclose any such potential conflict to the Secretary and the Chairman and should not participate in discussions or votes on such issue unless a majority of the Board determines, after consultation with counsel, that no conflict of interest exists as to such matter.

BOARD ORGANIZATION

Board Size

        In general, smaller boards are more cohesive, work better together and tend to be more effective monitors than larger boards. The Board currently consists of nine

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Directors, seven of whom are independent Directors and two of whom are also employees or officers of the Company. The Board considers this size to be appropriate.

Committees

        The Board as a whole will consider all major decisions. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required for the operation of Alderwoods as a publicly owned entity. Standing committees include Audit, Compensation and Nominating and Corporate Governance. The Audit, Compensation and Nominating and Corporate Governance Committees shall be composed solely of independent Directors. The Board may form other Committees as it determines appropriate. Each Committee shall operate in accordance with its charter as adopted by the Board. The Board in accordance with the charter of each Committee shall appoint committee members and chairs annually.

BOARD OPERATIONS

Meetings

        The Chairman shall determine the agenda for each Board meeting. Each Director is encouraged to suggest agenda items in a timely manner.

        The Board shall meet at least four times per fiscal year in accordance with a meeting schedule that is approved by the Board. The Board may also meet at such other times in meetings, which may be called in accordance with Alderwoods' bylaws.

        Other members of management may attend non-executive meetings of the Board at the invitation of the Chairman.

Communications

        Directors shall have full access to the Chairman, CEO and senior officers reporting directly to the CEO and to all information about the Company's operations. Directors should refrain from giving strategic or operating direction to individual members of management.

Board Ability to Retain Advisors

        The Board shall retain and have access to advisors it believes to be appropriate, including legal counsel. If management is retaining advisors to the Board, the Board must ratify such decision.

Material in Advance of Meetings

        The Board must be given sufficient information to fully exercise its governance functions. This information comes from a variety of sources, including management

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reports, a comparison of performance to plans, security analysts' reports, articles in various business publications, etc. When advisable because of confidentiality concerns, management may elect not to provide sensitive material to the Board in advance of the meeting. Generally, Board members will receive information prior to Board meetings so they will have an opportunity to reflect properly on the items to be considered at the meeting.

        The Board will ensure that adequate time is provided for full discussion of important items and that management presentations are scheduled in a manner that permits a substantial proportion of Board meeting time to be available for open discussion.

Executive Session

        The independent Directors shall meet in executive session at the end of each Board meeting to consider other issues that they may determine from time to time, without the presence of any member of management. The outcome of those discussions shall be communicated to the Board Chair.

Evaluation of CEO

        The selection and evaluation of the CEO and concurrence with the CEO's selection and evaluation of the Company's top executive team are the most important function of the Board. In its broader sense, "selection and evaluation" includes considering compensation, planning for succession and, when appropriate, replacing the CEO. The Board of Directors without the presence of the CEO will review the performance of the CEO at least annually. The Chair of the Compensation Committee shall lead the evaluation of the CEO. The Board should have an understanding with the CEO with respect to criteria on which he or she will be evaluated, and the results of the evaluation will be communicated to the CEO.

Succession and Management Development

        The CEO will report annually to the Compensation Committee and the Board on the Company's program for succession and management development.

        CEO succession is a Board-driven, collaborative process. Although the current CEO has an important role to play, the Board must own the plan for succession while collaborating with the CEO in deciding the timing and the necessary qualifications for making a final decision.

Outside Communication

        The Board believes that the Chairman, CEO and management speak for the Company. In accordance with this philosophy, Directors should defer to the Chairman

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and CEO, except under extraordinary circumstances, when requested to make any comments regarding the Company or its business.

Annual Election of Directors

        In order to create greater alignment between the Board's and our stockholders' interests and to promote greater accountability to the stockholders, Directors should be elected annually.

PERIODIC REVIEW OF PRINCIPLES

        These Principles shall be reviewed periodically by the Nominating and Corporate Governance Committee and any amendments shall be presented to the Board for adoption.

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ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 4, 2004
10:00 a.m. (Eastern Daylight Time)

NASDAQ MARKETSITE
4 Times Square, 2nd Floor
New York, NY 10036

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 4, 2004.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Ellen Neeman, and Kenneth Sloan, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01	Lloyd E. Campbell	06	Olivia F. Kirtley	☐	Vote FOR	☐	Vote WITHHELD
	02	Anthony G. Eames	07	John S. Lacey		all nominees		from all nominees
	03	Charles M. Elson	08	William R. Riedl		(except as marked)
	04	David R. Hilty	09	W. MacDonald Snow, Jr.
	05	Paul A. Houston
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the selection of KPMG LLP as independent auditors for the fiscal year
	ending January 1, 2005.	☐ For ☐ Against ☐ Abstain

3.	To act on such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2.
Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

TABLE OF CONTENTS
ALDERWOODS GROUP, INC. 311 Elm Street, Suite 1000 Cincinnati, Ohio 45202-2706
Proxy Statement
In connection with the Annual Meeting of Stockholders to be held on May 4, 2004 Dated as of March 25, 2004
APPOINTMENT AND REVOCATION OF PROXIES
VOTING OF PROXIES AND EXERCISE OF DISCRETION BY PROXY HOLDERS
REQUIRED VOTES
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
THE BOARD, COMMITTEES OF THE BOARD AND DIRECTOR COMPENSATION
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
Option Grants in Last Fiscal Year
AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT
PERFORMANCE GRAPH
Common Share Price Performance Graph January 2, 2002 — January 3, 2004
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 2 — RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR
PRINCIPAL AUDITOR FEES
OTHER BUSINESS
SUBMISSION OF STOCKHOLDER PROPOSALS
FORM 10-K
ANNEX A
ANNEX B
The Board of Directors Recommends a Vote FOR Items 1 and 2.